EXHIBIT 12

                       PETROLEUM HEAT AND POWER CO., INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)

                                                                                  NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                              -------------------------------------------------   ------------------
                               1989       1990       1991      1992      1993       1993      1994
                              -------   --------   --------   -------   -------   --------   -------
Earnings:
  Income (loss) before
    income taxes, equity
    interest and
    extraordinary item......  $(7,364)  $(31,134)  $(16,312)  $(3,989)  $(7,164)  $(16,274)  $(4,478)
  Add:
    Interest expense........   19,596     21,926     21,916    20,205    22,156     16,501    18,056
    Interest component of
      rent expense..........    1,493      1,596      1,639     1,483     1,781      1,292     1,440
                              -------   --------   --------   -------   -------   --------   -------
                              $13,725   $ (7,612)  $  7,243   $17,699   $16,773   $  1,519   $15,018
                              -------   --------   --------   -------   -------   --------   -------
                              -------   --------   --------   -------   -------   --------   -------
Fixed charges:
  Interest expense..........  $19,596   $ 21,926   $ 21,916   $20,205   $22,156   $ 16,501   $18,056
  Interest component of rent
    expense.................    1,493      1,596      1,639     1,483     1,781      1,292     1,440
                              -------   --------   --------   -------   -------   --------   -------
                              $21,089   $ 23,522   $ 23,555   $21,688   $23,937   $ 17,793   $19,496
                              -------   --------   --------   -------   -------   --------   -------
                              -------   --------   --------   -------   -------   --------   -------
Ratio.......................     *         *          *          *         *         *          *
                              -------   --------   --------   -------   -------   --------   -------
                              -------   --------   --------   -------   -------   --------   -------

- ------------

* Ratio is less than 1:1. Deficiencies are $7,364, $31,134, $16,312, $3,989,
  $7,164, $16,274 and $4,478 for the years ended December 31, 1989, 1990, 1991,
  1992 and 1993 and the nine months ended September 30, 1993 and 1994, respectively.